Exhibit 10(s)

LOAN AGREEMENT

between

RICHLAND COUNTY, NORTH DAKOTA

and

MINN-DAK FARMERS COOPERATIVE regarding

$12,240,000
RICHLAND COUNTY, NORTH DAKOTA
VARIABLE RATE DEMAND
INDUSTRIAL DEVELOPMENT REVENUE REFUNDING BONDS
(MINN-DAK FARMERS COOPERATIVE PROJECT)
SERIES 2010A

and

$7,000,000
RICHLAND COUNTY, NORTH DAKOTA
VARIABLE RATE DEMAND
RECOVERY ZONE FACILITY REVENUE BONDS
(MINN-DAK FARMERS COOPERATIVE PROJECT)
SERIES 2010B

Dated as of February 1, 2010

          Certain rights of Richland County, North Dakota in this Loan Agreement have been pledged and assigned to Wells Fargo Bank, National Association, Minneapolis, Minnesota, as Trustee, under an Indenture of Trust dated as of February 1, 2010, between the County and the Trustee.

TABLE OF CONTENTS
(This Table of Contents is not part of the
Loan Agreement and is only for convenience of reference)

Page

PARTIES		1-1

ARTICLE I
DEFINITIONS

Section 1.1.	Definitions	1-1
Section 1.2.	Interpretation	1-5

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations by the Issuer	2-1
Section 2.2.	Representations and Warranties by the Company	2-1
Section 2.3.	Representations of the Company Regarding Federal Tax Matters	2-2

ARTICLE III
CONSTRUCTION OF PROJECT; REFUNDING OF PRIOR BONDS

Section 3.1.	Acquisition and Construction of Project by Company	3-1
Section 3.2.	Payment of Costs of the Project by Company	3-1
Section 3.3.	Disbursements from Project Fund	3-1
Section 3.4.	Enforcement of Contract and Surety Bonds	3-2
Section 3.5.	Plans and Specifications	3-2
Section 3.6.	Establishment of Completion Date	3-2
Section 3.7.	Refunding of Prior Bonds	3-3
Section 3.8.	Obligation of the Company to Cooperate in Furnishing Documents to Trustee	3-3

ARTICLE IV
ISSUANCE OF THE BONDS; INVESTMENT OF FUNDS

Section 4.1.	Agreement to Issue Bonds	4-1
Section 4.2.	The Loan	4-1
Section 4.3.	Investment of Moneys	4-1

ARTICLE V
EFFECTIVE DATE OF AGREEMENT; DURATION OF TERM; PAYMENT AND OTHER PROVISIONS

Section 5.1.	Effective Date and Duration of Agreement	5-1

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Section 5.2.	Basic Payments and Other Amounts Payable	5-1
Section 5.3.	Certain Company Obligations Unconditional	5-3
Section 5.4.	Basic Payments and Other Payments Assigned	5-3
Section 5.5.	Maintenance and Modification of the Projects by the Company	5-4
Section 5.6.	Taxes, Other Governmental Charges and Utility Charges	5-4
Section 5.7.	Insurance	5-5
Section 5.8.	Determination of Taxability	5-5
Section 5.9.	Optional Tender Purchases and Mandatory Purchases	5-5

ARTICLE VI
CASUALTY AND CONDEMNATION

Section 6.1.	Casualty	6-1
Section 6.2.	Condemnation	6-1
Section 6.3.	Failure to Restore Projects; Application of Net Proceeds	6-1
Section 6.4.	Cooperation	6-1
Section 6.5.	Effect of Damage, Destruction or Condemnation	6-1

ARTICLE VII SPECIAL COVENANTS

Section 7.1.	No Warranty of Condition or Suitability by the Issuer; Issuer to Maintain Existence	7-1
Section 7.2.	Right of Access to the Projects	7-1
Section 7.3.	The Company to Maintain its Existence; Conditions Under Which Exceptions Permitted	7-1
Section 7.4.	Further Assurances and Corrective Instruments	7-1
Section 7.5.	The Issuer and Company Representatives	7-1
Section 7.6.	Removal of Liens Respecting Company Payments	7-1
Section 7.7.	Release and Indemnification	7-2
Section 7.8.	Compliance with the Indenture	7-3
Section 7.9.	Delivery of Substitute Credit	7-3
Section 7.10.	Annual Statement	7-3

ARTICLE VIII
ASSIGNMENT, SALE, LEASING OF PROJECTS

Section 8.1.	Assignment of Agreement; or Leasing of Projects	8-1
Section 8.2.	Sale and Encumbrance of Projects	8-1

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

Section 9.1.	Events of Default Defined	9-1
Section 9.2.	Remedies on Default	9-2

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Section 9.3.	No Remedy Exclusive	9-2
Section 9.4.	Agreement to Pay Attorneys’ Fees and Expenses	9-3
Section 9.5.	No Additional Waiver Implied by One Waiver	9-3
Section 9.6.	Rights of Credit Provider	9-3

ARTICLE X
COMPANY OPTIONS

Section 10.1.	Optional Termination Upon Discharge of Indenture	10-1
Section 10.2.	Optional Prepayment of Rent Because of Casualty or Condemnation	10-1
Section 10.3.	Optional Redemption of Bonds	10-2

ARTICLE XI
MISCELLANEOUS

Section 11.1.	Notices	11-1
Section 11.2.	Binding Effect	11-1
Section 11.3.	Severability	11-2
Section 11.4.	Amounts Remaining in Funds	11-2
Section 11.5.	Amendments, Changes and Modifications	11-2
Section 11.6.	Execution in Counterparts	11-2
Section 11.7.	Captions	11-2
Section 11.8.	Recording and Filing	11-2
Section 11.9.	Law to Govern	11-2
Section 11.10.	Limitation on Issuer’s Liability	11-3
Section 11.11.	Credit Not in Effect	11-3

SIGNATURES		11-4

EXHIBIT A: DESCRIPTION OF PRIOR PROJECTS		A-1
EXHIBIT B: DESCRIPTION OF RECOVERY ZONE PROJECTS		B-1
EXHIBIT C: CERTIFICATE OF REQUISITION		C-l

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LOAN AGREEMENT

          THIS LOAN AGREEMENT is entered into as of February 1, 2010 (the “Agreement”), by and between RICHLAND COUNTY, a political subdivision of the State of North Dakota (the “Issuer”), and MINN-DAKFARMERS COOPERATIVE, a North Dakota cooperative association (the “Company”).

ARTICLE I

DEFINITIONS

          SECTION 1.1. DEFINITIONS. Unless a different meaning clearly appears from the context, all capitalized terms shall have the meanings defined in this Section, or if not so defined, as defined in the Indenture:

          “Act” means North Dakota Century Code, Chapter 40-57, applicable as of the Date of Issue.

          “Act of Bankruptcy” means the filing of a petition in bankruptcy by or against the Company or any guarantor of the Company’s obligations under the United States Bankruptcy Code.

          “Additional Payments” means the amounts payable as such under Section 5.2(b) and (d) and Section 5.9.

          “Agreement” means this Loan Agreement, as amended from time to time in accordance with the Indenture.

          “Bank” means the same as that term is defined in the Indenture.

          “Basic Payments” means the payments required under Section 5.2(a).

          “Bond Counsel” means the same as that term is defined in the Indenture.

          “Bond Fund” means the same as that term is defined in the Indenture.

          “Bond Year” means the same as that term is defined in the Indenture.

          “Bondholder” or “Holder” means, when used with reference to a Bond or Bonds, the registered owner of any Outstanding Bond or Bonds.

          “Bonds” means, collectively, the Series 2010A Bonds and the Series 2010B Bonds.

          “Business Day” means the same as that term is defined in the Indenture.

          “Call Date” means February 18, 2010, the date on which the Prior Bonds will be redeemed.

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          “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          “Company” means Minn-Dak Farmers Cooperative, a North Dakota cooperative association, its successors and assigns.

          “Company Representative” means the same as that term is defined in the Indenture.

          “Conversion Date” means the same as that term is defined in the Indenture.

          “Costs of Issuance” means any and all costs and expenses relating to the issuance, sale and delivery of the Bonds, including, but not limited to, Underwriter’s discount or commission, all fees and expenses of legal counsel, financial consultants, feasibility consultants, accountants, any fee to be paid to the Issuer, printing costs, costs of preparation and reproduction of documents, filing and recording fees, initial fees and charges of the Trustee, and any other cost, charge or fee in connection with the original issuance of the Bonds which are treated as “issuance costs” within the meaning of Section 147(g) of the Code.

          “Credit” means the same as that term is defined in the Indenture.

          “Credit Provider” means the same as that term is defined in the Indenture.

          “Date of Issue” means the same as that term is defined in the Indenture.

          “Determination of Taxability” means the same as that term is defined in the Indenture.

          “Eligible Funds” means the same as that term is defined in the Indenture.

          “Event of Default” means an event defined as such under Section 9.1.

          “Facilities” means the Company’s sugar beet processing facilities in Richland County, North Dakota.

          “Fund” means the same as that term is defined in the Indenture.

          “Indenture” means the Indenture of Trust of even date herewith between Issuer and the Trustee, and any amendment thereof permitted by the Indenture.

          “Insurance and Award Fund” means the same as that term is defined in the Indenture.

          “Interest Payment Date” means the same as that term is defined in the Indenture.

          “Interest Rate Period” means the same as that term is defined in the Indenture.

          “Investment Obligations” means the same as that term is defined in the Indenture.

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          “Issuer” means Richland County, a political subdivision of the State, and any successors or assigns.

          “Issuer Representative” means any person at any time designated to act on behalf of the Issuer by a written certificate furnished to the Company, the Trustee and the Credit Provider containing the specimen signature of such person and signed on behalf the Issuer by the Chair of the Board of County Commissioners or County Auditor of the Issuer.

          “Mandatory Purchase” means the same as that term is defined in the Indenture.

          “Mandatory Tender Date” means the same as that term is defined in the Indenture.

          “Net Proceeds” means the same as that term is defined in the Indenture.

          “Opinion of Counsel” means the same as that term is defined in the Indenture.

          “Optional Tender Date” means the same as that term is defined in the Indenture.

          “Optional Tender Purchase” means the same as that term is defined in the Indenture.

          “Payments” means Basic Payments and Additional Payments.

          “Plans” means the plans and specifications for the acquisition and construction of the Recovery Zone Projects.

          “Principal Office” means the same as that term is defined in the Indenture.

          “Prior Bonds” means, collectively, the Series 1996A Bonds, the Series 1996B Bonds and the Series 2002 Bonds.

          “Prior Indentures” means the Indenture of Trust between the Issuer and First Trust National Association, now known as U.S. Bank National Association, dated as of January 1, 1996; and the Indenture of Trust between the Issuer and Wells Fargo Bank Minnesota, National Association, dated as of February 1, 2002, relating to the Prior Bonds.

          “Prior Projects” means all items of machinery, equipment, fixtures and functionally related property described on Exhibit A attached hereto acquired and installed with the proceeds of the Prior Bonds and used in connection with solid waste disposal facilities within the meaning of Section 142(a)(6) of the Code or manufacturing facilities within the meaning of Section 144(a)(12) of the Code.

          “Project Fund” means the same as that term is defined in the Indenture.

          “Projects” means collectively the Prior Projects and the Recovery Zone Projects.

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          “Purchase Account” means the same as that term is defined in the Indenture.

          “Purchase Price” means the same as that term is defined in the Indenture.

          “Qualifying Costs” means (i) expenses or costs for “recovery zone property” which means any property to which Section 168 of the Code applies (relating to the accelerated cost recovery system) or would apply but for Section 179 of the Code (relating to electing to expense certain depreciable business assets) if: (a) such property was constructed, reconstructed, renovated, or acquired by purchase by the Company after August 3, 2009; (b) the original use of which in Richland County, North Dakota commences with the Company; (c) substantially all of the use of which is in Richland County, North Dakota and is in the active conduct of a qualified business (as defined in Section 1400U-3(c)(1) of the Code; and (d) such expenses or costs were not incurred more than sixty (60) days prior to November 2, 2009, the Official Action Date, or (ii) to pay Costs of Issuance, provided such Costs of Issuance do not exceed two percent (2%) of the proceeds of the Series 2010B Bonds.

          “Rebate Amount” means the same as that term is defined in the Indenture.

          “Recovery Zone Projects” means all items of machinery, equipment, fixtures and functionally related property described on Exhibit B attached hereto acquired and installed with the proceeds of the Series 2010B Bonds and used in connection with Company’s sugar beet processing facilities.

          “Redemption Date” means the same as that term is defined in the Indenture.

          “Reimbursement Agreement” means the same as that term is defined in the Indenture.

          “Remarketing Agent” means W.R. Taylor & Company, LLC, Montgomery, Alabama, its successors and assigns.

          “Remarketing Agreement” means the Remarketing Agreement of even date herewith between the Company and Remarketing Agent.

          “Series 1996A Bonds” means the Issuer’s Solid Waste Disposal Revenue Bonds (Minn-Dak Farmers Cooperative Project), Series 1996A, dated January 25, 1996, issued in the original principal amount of $11,000,000.

          “Series 1996B Bonds” means the Issuer’s Industrial Development Revenue Bonds (Minn-Dak Farmers Cooperative Project), Series 1996B, dated February 13, 1996, issued in the original principal amount of $1,000,000.

          “Series 2002 Bonds” means the Issuer’s Solid Waste Disposal Revenue Bonds (Minn-Dak Farmers Cooperative Project), Series 2002, dated February 28, 2002, issued in the original principal amount of $14,000,000.

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          “Series 2010A Bonds” means the Issuer’s Variable Rate Demand Industrial Development Revenue Refunding Bonds (Minn-Dak Farmers Cooperative Project), Series 2010A described in the Indenture.

          “Series 2010B Bonds” means the Issuer’s Variable Rate Demand Recovery Zone Facility Revenue Bonds (Minn-Dak Farmers Cooperative Project), Series 2010B described in the Indenture.

          “State” means the State of North Dakota.

          “Substitute Credit” means the same as that term is defined in the Indenture.

          “Tender Date” means the same as that term is defined in the Indenture.

          “Tendered Bonds” means the same as that term is defined in the Indenture.

          “Term” means, subject to Section 9.6, the period from the Date of Issue to May 15, 2025, or earlier termination of this Agreement in accordance herewith.

          “Trustee” means the same as that term is defined in the Indenture.

          “Underwriter” means W.R. Taylor & Company, LLC, Montgomery, Alabama.

          SECTION 1.2. INTERPRETATION.

          (a)          Any reference herein to the Issuer or to any officer thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions.

          (b)          Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa. Words of any gender include the correlative words of the other gender, unless the sense indicates otherwise. “Articles” and “Sections” mentioned by number only are the respective Articles and Sections of this Agreement so numbered. The terms “hereof,” “hereby,” “herein,” “hereto,” “hereunder,” “hereinafter,” and similar terms refer to this Agreement; and the term “hereafter” means after, and the term “heretofore” means before, the Date of Issue. Reference to a “person” shall include any natural individual, corporation, cooperative, limited liability company, association, partnership, joint venture, trust or other legally recognized entity and any successor or assign not in contravention of this Agreement or the Indenture. Reference to any document or instrument shall mean each amendment thereof or supplement thereto.

          (c)          Unless otherwise expressly provided herein, any terms pertaining to accounting or financial matters shall be interpreted conformity and in accordance with generally accepted accounting principles as the case may be.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

          SECTION 2.1. REPRESENTATIONS BY THE ISSUER. The Issuer represents that:

          (a)          The Issuer is a political subdivision of the State, duly organized and existing under the Constitution and the laws of the State. Under the provisions of the Act, the Issuer has the power to enter into this Agreement and carry out its obligations hereunder.

          (b)          To the best knowledge of the Issuer, no member of the governing body or other officer or employee of the Issuer is directly or indirectly interested in this Agreement or, the issuance and sale of the Bonds.

          (c)          The issuance and sale of the Bonds and the execution and delivery of this Agreement and the Indenture have been duly authorized by resolutions of the governing body of the Issuer adopted at meetings thereof duly called, by the affirmative vote of not less than a majority of its members.

          (d)          The execution and delivery of this Agreement, the Indenture and the other agreements contemplated hereby to which the Issuer is a party will not conflict with, or constitute on the part of the Issuer a breach of or a default under, any agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or is a party or by which it is bound.

SECTION 2.2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants as of the Date of Issue that:

          (a)          The Company is a cooperative association duly organized under the laws of the State of North Dakota, is not in violation of any provisions of its Articles of Incorporation (the “Articles”) pursuant to which it was formed or the laws of the State, has power to enter into this Agreement, the Reimbursement Agreement and the Remarketing Agreement and has duly authorized the execution, delivery and performance of this Agreement, the Reimbursement Agreement and the Remarketing Agreement.

          (b)          Neither the execution and delivery of this Agreement, the Reimbursement Agreement, or the Remarketing Agreement, the consummation of the transactions contemplated hereby and thereby nor the fulfillment of or compliance with the terms and conditions of such instruments is prevented by, limited by or conflicts with or results in a breach of the terms, conditions or provisions of any restriction of the Articles, or the Company’s Bylaws or any evidence of indebtedness, agreement or instrument of whatever nature to which the Company is now a party or by which it is bound or constitutes a default under any of the foregoing.

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          (c)          The Company is duly authorized and licensed to operate the Projects under the laws, rulings, regulations and ordinances of the State and the departments, agencies and political subdivisions thereof; the Company has obtained or will obtain all requisite approvals of the State and other federal, state, regional and local governmental bodies for the operation of the Projects; and the Prior Projects are, and the Recovery Zone Projects will be, in compliance with applicable federal, state and local zoning, subdivision, environmental, pollution control and building laws, regulations, codes and ordinances.

(d) The Company shall operate or cause the Projects to be operated as a “project” within the meaning of the Act and otherwise comply with all provisions of the Act.

          (e)          To the best of the Company’s knowledge, no member of the governing body or other officer or employee of the Issuer is directly or indirectly interested in the transaction contemplated by the Indenture, this Agreement, the Bonds, or any contract, agreement or job hereby contemplated to be entered into or undertaken.

          (f)          There is no pending suit, action or proceeding against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority which will materially and adversely affect the validity, as to the Company, of any of the transactions contemplated hereby or the ability of the Company to perform its obligations as contemplated hereby.

(g) The Company has reviewed and approved the provisions of the Indenture and will observe and comply with any obligations of the Company stated therein.

          SECTION 2.3. REPRESENTATIONS OF THE COMPANY REGARDING FEDERAL TAX MATTERS. The Company makes the following representations, understanding, after such consultation with such legal counsel as deemed appropriate, that the exclusion from gross income of interest on the Bonds for federal income tax purposes is dependent on the accuracy and truthfulness of such representations:

          (a)          All of the proceeds of the Series 2010A Bonds will be used exclusively to refund the outstanding Prior Bonds on the Call Date. The principal amount of the Series 2010A Bonds does not exceed the outstanding principal amount of the Prior Bonds. At least ninety-five percent (95%) of the net proceeds of the Prior Bonds were used to provide the Prior Projects which constitute solid waste disposal facilities within the meaning of Section 142(a)(6) of the Code or manufacturing facilities within the meaning of Section 144(a)(12) of the Code.

          (b)          The average maturity of the Series 2010A Bonds does not exceed one hundred twenty percent (120%) of the average remaining reasonably expected life of the Prior Projects financed with proceeds of the Prior Bonds within the meaning of Section 147(b) of the Code.

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(c) Within the meaning of Section 150(b) of the Code, there has been no change in the use of the Prior Projects financed with the proceeds of the Prior Bonds.

          (d)          Within the meaning of Section 147(c) of the Code, no portion of the proceeds of the Prior Bonds was used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes and not more than twenty-five percent (25%) of the net proceeds of the Prior Bonds was used (directly or indirectly) for the acquisition of any other land (or interest therein).

          (e)          No portion of the Prior Bond proceeds was used to provide any airplane, sky box or other private luxury box, health club facility, facility primarily used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises, all within the meaning of Section 147(e) of the Code.

          (f)          The Prior Bonds and the Bonds satisfied the public approval requirements of Section 147(f) of the Code because the issuance of the Prior Bonds and the Bonds was approved by the Issuer (which has jurisdiction over the Projects) by its elected legislative body after reasonable public notice published in a newspaper of general circulation in the corporate limits of the Issuer not less than fourteen (14) days prior to the date of respective public hearings held with respect to the Prior Bonds and the Bonds.

          (g)          No more than two percent (2%) of the proceeds of the Prior Bonds was used to finance Costs of Issuance of the Prior Bonds within the meaning of Section 147(g) of the Code. No proceeds of the Series 2010A Bonds and no more than two percent (2%) of the proceeds of the Series 2010B Bonds will be used to pay Costs of Issuance.

(h) Within the meaning of Section 149(b) of the Code, the Bonds are not “federally guaranteed.”

          (i)          In addition to the Bonds, no other obligations have been or are expected to be issued under Section 103(a) of the Code for sale at substantially the same time (within fifteen (15) days) as the Bonds are sold, pursuant to the same plan of financing, including bonds for the same facility or related facilities, and which are reasonably expected to be paid from substantially the same source of funds, determined without regard to guarantees from unrelated parties, or to otherwise become part of the same “issue of obligations” of the Bonds as described in Treasury Regulations Section 1.150-(1)(c)(1).

          (j)          The Prior Bonds have received proper allocation of authority for the entire amount of the issues in accordance with Section 146 of the Code and the amount of the Series 2010A Bonds does not exceed the outstanding principal amount of the Prior Bonds.

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          (k)          The Company will not use the proceeds of the Bonds in such a manner as to cause the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code. The Company shall determine or cause to be determined the Rebate Amount at or before such time as may be required by the Treasury Regulations. Upon each such determination, the Company shall furnish the Trustee a certificate showing how such calculation was made and shall pay to the United States the amounts required to be paid in respect of each Rebate Payment Date. The Company shall retain all records of the determination of the foregoing amounts until six (6) years after the Bonds have been fully paid.

(l) The Company shall cooperate with the Issuer in filing all information returns required by Section 149(e) of the Code.

          (m)          No net proceeds of the Prior Bonds was used to provide an office unless the office was located on the premises of the Prior Projects and not more than a de minimis amount of the functions to be performed at such office is not directly related to the day-to-day operations of the Company.

          (n)          Ninety-five percent (95%) or more of the net proceeds of the Series 2010B Bonds will be used for Recovery Zone Property within the meaning of Section 1400U-3 of the Code and none of the Series 2010B Bond proceeds will used to provide any residential rental property, private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises, all within the meaning of Section 1400U-3 of the Code.

          (o)          The Issuer has designated the Series 2010B Bonds as Recovery Zone Facility Bonds for purposes of Section 1400U-3 of the Code and the Series 2010B Bonds have received proper allocation of the Recovery Zone Facility Bond volume cap from the Issuer for the entire amount of the Series 2010B Bonds in accordance with Section 1400U-l of the Code.

          (p)          Notwithstanding any other provisions of this Agreement to the contrary, the Company shall not otherwise use any of the Bond proceeds or take or fail to take any action the effect of which would cause interest on the Bonds to be included in gross income of the Holders thereof for federal income tax purposes.

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ARTICLE III

CONSTRUCTION OF THE PROJECT;
REFUNDING OF PRIOR BONDS

          SECTION 3.1. ACQUISITION AND CONSTRUCTION OF PROJECT BY COMPANY. The Issuer hereby authorizes the Company to provide for the acquisition, construction, equipping and installation of the Project without advertisement for bids as required for the acquisition and installation of other municipal property and pursuant to the terms and conditions of this Article III. Pursuant to such authority, the Company agrees that it will:

(a) acquire, construct and equip the Project in accordance with the Plans;

(b) cause insurance to be maintained during the construction period in accordance with the provisions of Section 5.7 hereof; and

(c) use its best efforts to complete construction and installation of the Project by February 1, 2013.

          SECTION 3.2. PAYMENT OF COSTS OF THE PROJECT BY COMPANY. The Company agrees that it will provide promptly any and all sums of money required to complete the acquisition, construction, equipping and installation of the Project to the extent not paid from the proceeds of the Series 2010B Bonds.

          The Company agrees to pay from its own funds all Costs of Issuance incurred in connection with the Series 2010B Bonds in excess of two percent (2%) of the proceeds of the Series 2010B Bonds.

          SECTION 3.3. DISBURSEMENTS FROM PROJECT FUND. The proceeds of the Series 2010B Bonds and any Company funds deposited in the Project Fund will be disbursed by the Trustee in accordance with the terms of this Agreement upon receipt of a certificate (substantially in the form of Exhibit C attached hereto) signed by a Company Representative, evidencing the written consent of the Bank and containing the following information:

          (a)     if the Company seeks reimbursement for Qualifying Costs paid by it, a statement of the amount and nature of the Qualifying Costs and the name and address of the payee of each item of the Qualifying Costs certified to have been paid by and requested to be reimbursed to the Company; or

          (b)     if payment is to be made to someone other than the Company, a statement of the amount and nature of each item of Qualifying Costs certified to be due and payable and requested to be paid to a person other than the Company; and

          (c)     a certificate for payment under paragraphs (a) or (b) of this Section must also contain a statement that each item for which payment or reimbursement is requested is or was necessary in connection with the Project and that such item has not formed the basis for any previous payment or reimbursement from the Project Fund.

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          Upon receipt of the certificate the Trustee shall disburse funds from the Project Fund to the persons entitled thereto. Bond proceeds in the Project Fund shall be expended only to pay Qualifying Costs. Company funds in the Project Fund may be expended to pay Costs of Issuance which exceed two percent (2%) of the proceeds of the Series 2010B Bonds.

          SECTION 3.4. ENFORCEMENT OF CONTRACT AND SURETY BONDS. In the event of material default of any contractor or subcontractor under any contract made in connection with the Project, or in the event of a material breach of warranty with respect to any materials, workmanship or performance, the Company will diligently pursue, either separately or in conjunction with others, such remedies of the Company as it deems reasonable against the contractor or subcontractor in default and against any surety on a bond securing the performance of such contract.

          SECTION 3.5. PLANS AND SPECIFICATIONS. The Company may make any changes in or modifications of the Plans as initially approved by the Company, any may make any deletions from or substitutions or additions to the Project, without the prior consent of the Credit Provider or the Trustee, so long as such changes or modifications in the Plans, or deletions from or substitutions or additions to the Project, do not, in the opinion of a Company Representative as noted on each change order, materially and adversely alter the size, scope or cost of the Project, materially impair the structural integrity and utility of the structures, or materially impair the usefulness or character of the Project. No material changes in the size, scope or cost of the Project may be made without the written consent of the Credit Provider.

          SECTION 3.6. ESTABLISHMENT OF COMPLETION DATE. The completion date shall be evidenced to the Trustee by a Certificate of Completion signed by a Company Representative and accepted by the Trustee stating that, except for amounts retained by the Trustee at the direction of the Company for any Qualifying Costs not then due and payable or the liability for which is being contested in good faith by the Company:

(a) construction of the Project has been completed in accordance with the Plans, and all labor, services, materials and supplies used in such construction have been paid for; and

          (b)     all other facilities necessary in connection with the Project have been constructed, acquired and installed in accordance with the Plans and all costs and expenses incurred in connection therewith have been paid.

Notwithstanding the foregoing, the Certificate of Completion may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Company agrees to cooperate in causing such Certificate of Completion to be furnished to the Trustee as promptly as practicable after the occurrence of the events and conditions referred to in clauses (a) and (b) of the first sentence of this Section 3.6. Moneys remaining in the Project Fund on the completion date, except for any moneys which the Company directs the Trustee in writing to retain therein for the payment of any Qualifying Costs not then due and payable or the liability for which is being contested in good faith by the Company shall be transferred to the Bond Fund and used to redeem the a portion of the Series 2010B Bonds.

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          SECTION 3.7. REFUNDING OF PRIOR BONDS. The Issuer has, in the Indenture, authorized and directed the Trustee to use the proceeds of the Series 2010A Bonds and other available funds of the Company to pay the principal of, premium, if any, and interest on the Prior Bonds to and including the Call Date and to cause the Prior Bonds to be paid or redeemed in whole on the Call Date, as further specified in the Indenture.

          The Company covenants and agrees that, in addition to the proceeds of the Bonds, it will provide such moneys as may be required to refund and pay or redeem in whole the Prior Bonds on the Call Date including (i) the accrued interest on the Prior Bonds to the Call Date; (ii) the fees and expenses of the Trustee in connection with the redemption of the Prior Bonds; and (iii) all Costs of Issuance related to the Series 2010A Bonds, and that on the Call Date there shall accordingly be sufficient funds on hand with the Trustee to pay all principal of, premium, if any, and interest then due on the Prior Bonds. The Company further covenants and agrees that it will cause or has caused the Trustee to give notice of the redemption in whole of the Prior Bonds to be redeemed, in accordance with the provisions of the Prior Indentures.

          SECTION 3.8. OBLIGATION OF THE COMPANY TO COOPERATE IN FURNISHING DOCUMENTS TO TRUSTEE. The Company agrees to cooperate in furnishing to the Trustee (i) any documents referred to in the Indenture or the Prior Indentures that are required to effect the payment and redemption of the Prior Bonds on the Call Date, and (ii) the documents referred to in Section 205 of the Indenture required for the authentication and delivery of the Bonds. Such obligations are subject to any provision of this Agreement or the Indenture requiring additional documentation.

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ARTICLE IV

ISSUANCE OF THE BONDS; INVESTMENT OF FUNDS

          SECTION 4.1. AGREEMENT TO ISSUE BONDS. In accordance with the Indenture, the Issuer, upon the request of the Company, shall sell, issue and deliver the Bonds and deposit the net proceeds thereof with the Trustee; provided the conditions to such issuance as set forth in the Indenture have been satisfied with respect to the Bonds.

          SECTION 4.2. THE LOAN. The Issuer agrees, upon the terms and conditions herein specified, to lend to the Company the proceeds received by the Issuer from the sale of the Bonds, excluding any accrued interest, by causing such proceeds to be deposited with the Trustee for disposition as provided herein and in the Indenture. The amount of the Loan shall also be deemed to include any “discount” or any other amount by which the aggregate price at which the Issuer sells the Bonds to the Underwriter is less than the aggregate principal amount of the Bonds, plus accrued interest; and the obligation of the Issuer to make the Loan shall be deemed fully discharged upon so depositing the proceeds of the Bonds with the Trustee.

          SECTION 4.3. INVESTMENT OF AONEYS. Subject to Sections 409 and 410 of the Indenture, any moneys held as a part of any Fund shall be invested or reinvested by the Trustee, at the request of and as directed by the Company in Investment Obligations to the extent permitted by law; and provided further, however, investments shall not be made in such a way as to cause any of the Bonds to become an “arbitrage bond” within the meaning of Section 148 of the Code. The Trustee may make any and all such investments from and through its own investment department.

          Any investments shall mature in such amounts and at such times or shall be redeemable by the Holder at such times as may be necessary to provide funds when needed by the respective Funds. The Trustee may, at any time, to the extent required for payment from any Fund, sell any of the investments in such Fund, and the proceeds of such sale and of all payments at maturity and upon redemption of such investments shall be held in the Fund from which such investments were sold. Interest and other income received on moneys or securities in any Fund shall be credited to such Fund and applied as provided in Article IV of the Indenture, except as may be otherwise provided herein.

          At the request of the Credit Provider or Company, the Issuer agrees to cause and direct the Trustee, at the expense of the Company, to furnish the Company or Credit Provider monthly or at such other times as the Company or Credit Provider and the Issuer may reasonable request, but not more often than monthly, an accounting of any Fund held by the Trustee under the Indenture.

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ARTICLE V

EFFECTIVE DATE OF AGREEMENT; DURATION OF TERM;
PAYMENT AND OTHER PROVISIONS

SECTION 5.1. EFFECTIVE DATE AND DURATION OF AGREEMENT.

          (a)     This Agreement shall become effective upon the Date of Issue. Subject to the provisions of this Agreement, this Agreement and the terms and provisions herein, shall remain in full force and effect in their entirety from the Date of Issue throughout the Term. Upon the expiration of the Term, this Agreement shall terminate, and the provisions and terms of this Agreement shall become unenforceable and of no effect, except as specifically provided otherwise by Section 5.1(b).

          (b)     Any other provision of this Agreement notwithstanding, the provisions of Sections 5.2(b), 5.2(d), 5.8, 7.6, 7.7 and Article X of this Agreement shall survive any expiration or termination of this Agreement, and such provisions shall remain effective and enforceable with respect to any party according to their terms subsequent to any such termination or expiration of the remainder of this Agreement.

          SECTION 5.2. BASIC PAYMENTS AND OTHER AMOUNTS PAYABLE.

          (a)     As long as any Bonds are Outstanding, as and for Basic Payments the Company shall pay in immediately available funds at the Principal Office of the Trustee for deposit in the Bond Fund amounts sufficient to pay when due all principal and Redemption Price of and interest on all Outstanding Bonds, including:

          (i)     on or before 10:00 a.m., Minneapolis, Minnesota time, on or before the Business Day preceding each Interest Payment Date, Redemption Date or Stated Maturity Date occurring on or before the Conversion Date (or on or before 9:00 a.m., Minneapolis, Minnesota time on the Interest Payment Date, in the case of a Conversion Date which is not otherwise an Interest Payment Date), an amount equal to all principal and Redemption Price of and interest on all Outstanding Bonds to become due on such Interest Payment Date, Redemption Date or Stated Maturity Date for whatever reason; and

          (ii)     on or before the day which is two (2) Business Days preceding each Interest Payment Date, Redemption Date or Stated Maturity Date occurring after the Conversion Date, an amount equal to all principal and Redemption Price of and interest on the Bonds to become due on such Interest Payment Date, Redemption Date or Stated Maturity Date for whatever reason.

          Any above payment by the Company which would otherwise be due and payable on a date which is not a Business Day shall be due and payable on the first Business Day immediately preceding such date. Any payment due above shall be reduced by giving credit for moneys then on deposit in the Bond Fund and available for payment of principal of or interest on the Bonds which do not consist of prior Basic Payments (or amounts credited against such payments).

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(b) In addition to any other amounts payable hereunder, as Additional Payments:

          (i)     If a Determination of Taxability occurs, the Company shall within two (2) Business Days after notice thereof from the Trustee or otherwise pay to the Trustee in immediately available funds an amount which, together with any balance on hand in any Fund and available for such purpose, shall equal the Redemption Price of all related Outstanding Bonds, together with unpaid interest accrued or to accrue thereon to the Redemption Date.

          (ii)     If all Bonds are subject to redemption as a result of an Event of Default hereunder and direction to the Trustee is given by the Credit Provider to redeem all Bonds, the Company shall pay to the Trustee in immediately available funds no later than one (1) Business Day prior to the date selected for redemption an amount which, together with any balance on hand in any Fund and available for such purpose, shall equal the Redemption Price, together with unpaid interest accrued or to accrue to the Redemption Date.

          (iii)     If the Bonds shall be accelerated pursuant to Section 9.2 after any Event of Default, the Company shall pay to the Trustee in immediately available funds on the date the Bonds are accelerated (or such later date as the Trustee may designate pursuant to such Section) the principal of all Outstanding Bonds and all unpaid interest accrued or to accrue on such Bonds to the payment date established by the Trustee pursuant to the Indenture, together with any applicable premium due for redemption of the Bonds.

(iv) If the Trustee notifies the Company of a deficiency in the Rebate Fund in accordance with Section 411 of the Indenture, the Company shall promptly deposit the amount of such deficiency.

          (c)     If the amount held by the Trustee in the Bond Fund and available for such purpose should be sufficient to pay when due all principal or Redemption Price of and interest on all Outstanding Bonds then remaining unpaid, the Company shall not be obligated to make any further payment of Basic Payments under the provisions of Section 5.2(a).

(d) As Additional Payments, the Company shall also pay the following amounts to the following persons:

         (i)     to the Trustee, when due, all fees of the Trustee for services rendered under the Indenture and all fees and charges of legal counsel and others incurred at the request of the Trustee in the performance of services under the Indenture for which the Trustee and such other persons are entitled to payment or reimbursement, provided that the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such fees or expenses; and

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          (ii)     to the Issuer, all reasonable expenses incurred by the Issuer in connection with the transactions contemplated hereby and by the Indenture which are not otherwise required to be paid by the Company under the terms of this Agreement, provided that the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such expenses.

          (e)       In the event the Company should fail to make any of the payments required by this Section, the item in default shall continue as an obligation of the Company until the amount in default shall have been fully paid with interest accruing thereon at a rate equal to the “Prime Rate” or “Reference Rate” of Wells Fargo Bank, National Association.

          SECTION 5.3. CERTAIN COMPANY OBLIGATIONS UNCONDITIONAL. The obligation of the Company to make the payments as provided in this Agreement and to maintain or cause to be maintained the Projects in accordance with Section 5.5 of this Agreement shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment, or counterclaim it might otherwise have against the Issuer, the Trustee, the Credit Provider, any Holder of a Bond or any other person. The Company shall not suspend or discontinue any such payment or terminate this Agreement (other than such termination as is provided for hereunder) for any cause or circumstance whatsoever, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute an eviction or constructive eviction, any failure of consideration, any failure of title, any commercial frustration of purpose, the unenforceability or invalidity of the Credit or the failure for any reason of the Trustee to submit a claim under the Credit, any damage to or destruction of the Projects, any taking by eminent domain of title to or the right of temporary use of all or any part of the Projects, any change in the tax or other laws of any jurisdiction, including the United States, the State or any political subdivision of either, or any failure of the Issuer, the Credit Provider or the Trustee to perform and observe any agreement or covenant, whether express or implied, or any duty or obligation of the Issuer to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer. The provisions of this paragraph shall apply only if and so long as there shall be Outstanding Bonds. The Company hereby waives, to the extent permitted by applicable law, any or all rights which the Company may now have or which at any time hereafter may be conferred upon the Company, by statute or otherwise, to terminate, to cancel or to limit the Company’s liability under this Agreement except in accordance with the express terms hereof.

          SECTION 5.4. BASIC PAYMENTS AND OTHER PAYMENTS ASSIGNED. It is understood and agreed that all Basic Payments, all payments in respect of mandatory or optional prepayment and all payments in respect of an Optional Tender Purchase or Mandatory Purchase, paid over by the Company pursuant to Section 5.2 and Section 5.9, are assigned under the Indenture to the Trustee. The Company consents to such assignment and hereby agrees that, as to the Trustee, the Company’s obligation to make such Basic Payments and other amounts payable to the Trustee hereunder shall be absolute and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer of any duty or obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer.

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          SECTION 5.5. MAINTENANCE AND MODIFICATION OF THE PROJECTS BY THE COMPANY. The Company agrees that, at all times during the Term, the Company shall, at its own expense, operate and maintain, preserve and keep the Projects with the appurtenances and every part and parcel thereof in good repair, working order and condition (loss by fire or other casualty, condemnation, ordinary wear, tear and obsolescence and acts of God excepted), and that the Company shall, from time to time, make or cause to be made all necessary and proper repairs, replacements and renewals thereto.

          Subject to the provisions of the Reimbursement Agreement, the Company agrees during the Term to comply at all times with respect to the Projects, with all governmental laws, ordinances, approvals, rules, regulations and requirements, including, but not limited to, such zoning, sanitary, pollution, environmental, safety ordinances, laws and such rules and regulations thereunder as shall be binding upon the Company under applicable laws, except during any period in which the Company at its expense and in its name and subject to Section 5.5 or Section 5.6 herein shall be in good faith contesting compliance with any of the aforesaid laws, ordinances, approvals, rules, regulations, restrictions and requirements.

          The Company shall have the privilege of renovating the Projects or making substitutions, additions, modifications, deletions and improvements to the Projects from time to time as the Company, in its discretion, may deem to be desirable for its uses and purposes. The costs of such renovating, substitutions, additions, modifications and improvements shall be paid by the Company, and the same shall be included under the terms of this Agreement as part of the Projects, provided, however, that the nature of the Projects shall not be changed if such change would cause the Prior Projects to fail as a “solid waste disposal facility” or a “manufacturing facility” under the Code or cause the Recovery Zone Projects to fail as “recovery zone property” within the meaning of the Code.

          Subject to the provisions of the Reimbursement Agreement, the Company shall have the privilege from time to time of removing from the Projects any improvements, machinery, equipment, fixtures or facilities constituting a part of the Projects, provided that such improvements, machinery, equipment, fixtures or facilities are removed in the ordinary course of business or are substituted or replaced at the expense of the Company by improvements, machinery, equipment, fixtures or facilities free of all liens and encumbrances (other than liens granted to CoBank, ACB) and such substitution or replacement shall not cause the Prior Projects to fail as a “solid waste disposal facility” or a “manufacturing facility” under the Code or cause the Recovery Zone Projects to fail to qualify as “recovery zone property” within the meaning of the Code.

          SECTION 5.6. TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Company shall pay during the Term all taxes, special assessments and governmental charges of any kind whatsoever as the same become due, respectively, that may at any time be lawfully assessed or levied upon or with respect to any property of the Company, any sales and excise taxes on products or transactions thereof, any taxes levied upon or with respect to income or profits from any property of the Company and, without limiting the generality of the foregoing, any taxes which, if not paid, would become a lien on the property of the Company, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Company’s facilities and all other assessments and charges of any nature that may be secured by a lien on the Company’s facilities; provided, however, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Term.

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          The Company may, in good faith, at its expense in its own name, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges or payments in lieu of taxes so contested to remain unpaid during the period of such contest and any appeal therefrom.

          In the event that the Company shall fail to pay any of the foregoing items required by this Section to be paid by the Company, the Trustee may (but shall be under no obligation to) pay the same, and any amounts so advanced therefor by the Trustee shall become an additional obligation of the Company to the party making the advance, which amounts, together with interest thereon from the date thereof at the rate stated in Section 5.2, the Company agrees to pay.

          SECTION 5.7. INSURANCE. The Company shall insure the Company’s Facilities against such perils and for such amounts as are customary for similar facilities by means of policies issued by reputable insurance companies duly qualified to do such business in the State. As an alternative, the Company may insure the Facilities under a blanket policy or policies which cover not only the Facilities but other properties of the Company.

          The Company shall carry public liability insurance with respect to its activities with one or more reputable insurance companies. The insurance provided by this paragraph may be by blanket insurance policy or policies. The Net Proceeds of the insurance required in this paragraph shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

          SECTION 5.8. DETERMINATION OF TAXABILITY. If a Determination of Taxability occurs, the Company shall immediately pay Additional Payments as provided in Section 5.2(b)(i), and the Trustee, following such Determination of Taxability shall call for redemption and prepayment of all Bonds then Outstanding as provided in Section 304 of the Indenture. The Company shall immediately give notice to the Issuer, the Credit Provider and the Trustee upon receipt of notice by the Company of a Determination of Taxability.

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          SECTION 5.9. OPTIONAL TENDER PURCHASES AND MANDATORY PURCHASES. The Company shall cause an Optional Tender Purchase on each Optional Tender Purchase Date and Mandatory Purchase of all Tendered Bonds on each Mandatory Tender Date. For such purpose the Company shall cause to be paid to the Tender Agent in immediately available funds the Purchase Price of all Tendered Bonds no later than 10:00 a.m., Minneapolis, Minnesota time on each Tender Date, less any amounts on deposit with the Tender Agent in the Purchase Account and available for such purpose. Each Purchase Price payment shall be paid directly to the Tender Agent at its Principal Office and shall be deposited in the Purchase Account as provided in the Indenture. All Bonds purchased shall be transferred, held or canceled as provided in the Indenture. The Company hereby authorizes and directs the Trustee to submit a claim under or draw upon the Credit in accordance with the terms of the Indenture to the extent necessary to pay such Purchase Price on any Tender Date. All moneys drawn under the Credit to pay the Purchase Price shall be credited against the obligation of the Company. Following a draw by the Trustee as contemplated by this Section and the Indenture, the amount of such draw shall be paid by the Trustee to the Credit Provider, but only from and to the extent of amounts in the Purchase Account deposited by the Company or the Remarketing Agent and not required to pay any Purchase Price due on or before such Tender Date.

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ARTICLE VI

CASUALTY AND CONDEMNATION

          SECTION 6.1. CASUALTY. Unless the Company exercises its option to prepay Basic Payments pursuant to Section 10.2(a) with reasonable promptness after the occurrence of any material damage to or destruction of the Projects or any material part thereof, the Company shall notify the Issuer, the Credit Provider and the Trustee as to the nature and extent of such damage or destruction. The Company shall proceed promptly to rebuild or restore the Projects to substantially the same or better condition or value as it existed prior to the event causing such damage or destruction. Any Net Proceeds of insurance received in respect of such damage or destruction and on deposit with the Trustee in the Insurance and Award Fund shall be applied to such restoration or repair as provided in the Indenture. After completion of the restoration and repair of the Projects, any Net Proceeds remaining in the Insurance and Award Fund shall be paid to the Company.

          SECTION 6.2. CONDEMNATION. Unless the Company is permitted to and does elect to prepay Basic Payments pursuant to Section 10.2(b) in the event the title to or the temporary use of the Projects or any material part thereof shall be taken by the exercise of the power of eminent domain by any governmental body or by any person acting under governmental authority, the Company shall, with reasonable promptness after such taking, notify the Issuer, the Credit Provider and the Trustee as to the nature and extent of such taking. The Company shall proceed promptly to restore the Projects to as substantially a similar facility as possible, given such taking, through the replacement of the equipment or otherwise. Any Net Proceeds received from any award or awards in respect of such taking or takings and on deposit with the Trustee in the Insurance and Award Fund shall be applied to such restoration and as provided in the Indenture. After completion of the restoration and repair of the Projects, any Net Proceeds remaining in the Insurance and Award Fund shall be paid to the Company.

          SECTION 6.3. FAILURE TO RESTORE PROJECTS; APPLICATION OF NET PROCEEDS. If the Company elects not to restore, repair or replace that part of the Projects damaged or destroyed or taken by the exercise of the power of eminent domain, any Net Proceeds on deposit in the Insurance and Award Fund but not expended in restoring, repairing or replacing the Projects shall be paid to the Trustee for deposit in the Bond Fund and application as provided in Section 10.2.

          SECTION 6.4. COOPERATION. The Issuer shall cooperate with the Company, at the request and sole expense of the Company, in all matters relating to any casualty to or condemnation of all or any material part of the Projects to protect the interests of the Issuer under this Agreement pledged to the Trustee under the Indenture.

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          SECTION 6.5. EFFECT OF DAMAGE, DESTRUCTION OR CONDEMNATION. Unless all of the Bonds shall have been called for redemption and the Company shall prepay Basic Payments pursuant to the provisions of Section 10.2(a) or (b), in the event that the Projects are damaged or destroyed in whole or in part, or title to or the temporary use of the Projects or any part thereof is condemned or taken under the exercise of the power of eminent domain, the Company shall be obligated to continue to make all payments due under Section 5.2, including Basic Payments and payment for any Optional Tender Purchase or Mandatory Purchase in accordance with Section 5.9.

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ARTICLE VII

SPECIAL COVENANTS

          SECTION 7.1. NO WARRANTY OF CONDITION OR SUITABILITY BY THE ISSUER; ISSUER TO’ MAINTAIN EXISTENCE. The Issuer makes no warranty, either express or implied, as to the Projects or their condition or that they shall be suitable for the Company’s purposes or needs. The Issuer covenants and agrees that the Issuer shall, at all times, do or cause to be done all things necessary to preserve and keep in full force and effect its existence or to assure the assumption of its obligations under this Agreement and the Indenture by any public body succeeding to its powers under the Act.

          SECTION 7.2. RIGHT OF ACCESS TO THE PROJECTS. The Company agrees that the Issuer, the Credit Provider and the Trustee and their duly authorized agents shall have the right at all reasonable times to enter upon the Projects to examine and inspect the Projects as may be necessary to carry out or determine compliance with this Agreement and the Reimbursement Agreement.

          SECTION 7.3. THE COMPANY TO MAINTAINITS EXISTENCE; CONDITIONS UNDER WHICH EXCEPTIONS PERMITTED. The Company agrees and warrants that during the Term the Company shall maintain its existence as a cooperative association duly organized and in good standing under the laws of the State. The Company shall not dissolve and wind up, dispose of all or substantially all of its assets or consolidate with or merge into another entity, unless the resultant or transferee entity is a party subject to personal jurisdiction in the State who shall assume in writing all of the obligations of the Company under this Agreement. The Company’s privileges under this Section may not be exercised unless, (i) previously consented thereto in writing by the Credit Provider (if such consent is required under the Reimbursement Agreement); and (ii) the Trustee obtains a written opinion of Bond Counsel confirming that the transaction to be undertaken pursuant to this Section shall not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

          SECTION 7.4. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Issuer and the Company shall, from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Projects for carrying out the intention of or facilitating the performance of this Agreement.

          SECTION 7.5. THE ISSUER AND COMPANY REPRESENTATIVES. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required to take some action at the request of the other, such approval or such request may be given for the Issuer by an Issuer Representative and for the Company by a Company Representative, and the Trustee shall be authorized to act on any such approval or request.

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          SECTION 7.6. REMOVAL OF LIENS RESPECTING COMPANY PAYMENTS. Notwithstanding any discharge of the Indenture, termination or expiration of this Agreement or payment of the Bonds, if any lien, encumbrance or charge of any kind based on any claim of any kind (including, without limitation, any claim for income, franchise or other taxes, whether federal, state or otherwise) shall be asserted or filed against any amount paid or payable by the Company under or pursuant to this Agreement or any order (whether or not valid) of any court shall be entered with respect to any such amount by virtue of any claim of any kind, in either case so as to:

(a) interfere with the due payment of such amount to the Trustee or the due application of such amount by the Trustee pursuant to the applicable provisions of the Indenture; or

(b) result in the refusal of the Trustee to make such due application because of its good-faith determination that liability might be incurred if such due application were to be made;

then the Company shall promptly take such action (including, but not limited to, the payment of money) as may be necessary to prevent or to nullify the cause or result of such interference, such obligation or such refusal, as the case may be.

          SECTION 7.7. RELEASE AND INDEMNIFICATION. The Company hereby (i) releases the Issuer its governing body members, officers, agents, including independent contractors, consultants and legal counsel, servants and employees (hereinafter, for purposes of this Section, the “indemnified parties”) from, (ii) agrees that the indemnified parties shall not be liable for, and (iii) agrees to indemnify and hold harmless the indemnified parties from and against the following (except for matters directly resulting from the negligence, breach of contract, willful misconduct or recklessness of an indemnified party or their agents) all liabilities, losses, damages, costs, expenses, suits, claims, settlements and judgments, of any nature whatsoever arising from or related in any manner whatsoever to the acquisition, construction, improving, equipping, ownership, leasing or operation of the Projects or any activities related to the foregoing and the authorization, execution or delivery of the Bonds, the offering or sale of the Bonds or any documents, action or transaction related to any of the same.

          All covenants, stipulations, promises, agreements and obligations of the Issuer contained herein shall not be deemed to be the covenants, stipulations, promises, agreements and obligations of any governing body member, officer, agent, consultant and legal counsel, servant or employee of the Issuer in the individual capacity thereof. No recourse shall be had for the payment of the principal or Redemption Price of or Purchase Price or interest on the Bonds or for any claim based thereon or hereunder against the Issuer or any governing body member, officer, agent, consultants and legal counsel, servant or employee of the Issuer or any natural person executing the Bonds or pertaining to their sale, delivery, payment, redemption or Mandatory Purchase or Optional Tender Purchase.

          Neither the Issuer nor the Trustee shall be responsible or liable for any market loss suffered in connection with the investment of funds made in accordance with the Indenture, or shall have any liability for nonpayment of interest on any uninvested moneys that the Trustee may hold at any time in trust or receive under any of the provisions of the Agreement or the Indenture, except as otherwise specifically agreed in writing.

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          Promptly after receipt by the Issuer or Trustee, as the case may be, or any such other indemnified person of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section, such person will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel who shall be counsel satisfactory to the Issuer, Trustee or such other person as the case may be, and the payment of expenses). Insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company, the Issuer or any such other indemnified person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without its consent.

          SECTION 7.8. COMPLIANCE WITH THE INDENTURE. The Company agrees that it shall comply with the provisions of the Indenture with respect to the Company and that the Company shall not interfere with the exercise of the power and authority granted to the Trustee in the Indenture. The Company further agrees to aid in the furnishing to the Issuer or the Trustee of any Opinion of Counsel that may be required under the Indenture.

          SECTION 7.9. DELIVERY OF SUBSTITUTE CREDIT. The Company has caused the Trustee to be provided with the Letter of Credit for the benefit of the holders of all Bonds. At any time prior to full payment of all Bonds and the accrued interest thereon, the Company may deliver a Substitute Credit in accordance with Section 412 of the Indenture conforming to the definition of “Substitute Credit” set forth in Section 101 thereof.

          SECTION 7.10. ANNUAL STATEMENT. The Company shall have an annual audit made by an independent certified public accountant and shall furnish the Credit Provider a copy of such audit promptly upon its completion but not later than one hundred fifty (150) days after the end of each fiscal year of the Company during the term of this Agreement.

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ARTICLE VIII

ASSIGNMENT, SALE, LEASING OF PROJECTS

          SECTION 8.1. ASSIGNMENT OF AGREEMENT; OR LEASING OF PROJECTS.

          (a)          This Agreement may be assigned by the Company, but only if: (i) the assignee shall assume in writing, satisfactory to the Credit Provider, all obligations and covenants of the Company hereunder in respect of the interest assigned and shall deliver such assumption, and such other documents or certificates as the Issuer and Bond Counsel shall deem reasonably necessary, to the Trustee; and (ii) the Company shall furnish the Trustee, an opinion of Bond Counsel to the effect that the assignment shall not result in interest on the Bonds becoming included in the gross income of the Holders for federal income tax purposes.

          (b)          None of the Projects shall be leased unless: (i) the Company shall have first obtained prior written consent of the Credit Provider (if such consent is required by the Reimbursement Agreement), and (ii) the lessee shall expressly subordinate its rights under the lease to the rights of the Issuer and the Trustee under this Agreement and (iii) the Company shall furnish the Trustee an opinion of Bond Counsel to the effect that the leasing shall not result in interest on the Bonds becoming included in the gross income of Holders for federal income tax purposes.

          SECTION 8.2. SALE AND ENCUMBRANCE OF PROJECTS. The Company agrees that, except as provided in Section 5.5 hereof, it will not during the Term sell, assign, transfer, convey or otherwise dispose of any of the Projects or any part thereof, unless:

          (a)          In the event any of the Projects or a material portion thereof is sold, assigned, transferred or conveyed in connection with the sale or transfer of a processing facility, the purchaser thereof shall receive an assignment of this Agreement in accordance with Section 8.1, and the Credit Provider shall consent thereto in writing. Upon such sale the Company shall be released from all obligations of or performance hereunder thereafter to become due; or

          (b)           In any other event, the proceeds from such sale, assignment, transfer, conveyance or other disposition are deposited with the Trustee and used to redeem a portion of the Bonds corresponding to the amount of the Prior Bonds or Series 2010B Bonds issued to finance such Project or portion of the Facilities on the earliest practicable redemption date.

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ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

          SECTION 9.1. EVENTS OF DEFAULT DEFINED. The following shall be “Events of Default” under this Agreement, and the term “Event of Default” shall mean, whenever it is used in this Agreement, any one or more of the following events (and the term “default” shall mean any event which would, with the passage of time or giving of notice, or both, be an “Event of Default” hereunder):

(a) failure by the Company to pay in full when due any Basic Payment and such amount remains unpaid on the next succeeding Interest Payment Date, Redemption Date or Stated Maturity Date;

          (b)          failure by the Company to pay in full when due any payments required to be paid under Section 5.2(b) (but only to the extent amounts due under Section 5.2(b) remain unpaid on the Redemption Date established under Section 5.2(b)) or Section 5.9 (but only to the extent amounts due under Section 5.9 remain unpaid at the close of business on the applicable Tender Date);

(c) the occurrence of an Act of Bankruptcy;

(d) if the Company shall:

(i)	admit in writing its inability to pay its debts generally as they become due;

(ii)	make an assignment for the benefit of its creditors;

(iii)	have appointed a receiver (or other similar official) for itself or for the whole or any substantial part of its property;

          (e)          if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Company, a receiver or other similar official for the Company or of the whole or substantially all of its property; or

          (f)          failure by the Company to observe and perform any covenant, condition, obligation or agreement on its part to be observed or performed hereunder, other than as referred to in Section 9.1 (a), (b), (c), (d) or (e) hereof, after written notice, specifying such failure and requesting that it be remedied, given to the Company and the Credit Provider by the Trustee or to the Company and the Trustee by the Holders of not less than twenty-five percent (25%) of the aggregate principal amount of the Bonds then Outstanding, and the continuance of such default for a period of thirty (30) days or such longer period as shall be reasonably necessary to cure such default, but only if in the Trustee’s reasonable opinion, the Company is continuing to pursue diligently the cure of such default (which is subject to cure).

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          The Trustee shall promptly provide telephonic notice to the Company, Credit Provider and Remarketing Agent, promptly confirmed in writing, upon the Trustee receiving notice that any default is existing.

          SECTION 9.2. REMEDIES ON DEFAULT. If a Credit is in effect and an Event of Default shall occur and be continuing pursuant to above paragraphs (a) or (b) of Section 9.1, the Trustee may, and upon the request of the Credit Provider or upon the request of Holders owning not less than twenty-five percent (25%) principal amounts of Bonds outstanding (accompanied by the written consent of the Credit Provider) shall, take any one or more of the following actions:

          (a)          Declare all Payments to be immediately due and payable (being an amount equal to that necessary to pay in full the principal of and interest accrued to the date for payment of all Bonds then outstanding, assuming acceleration of the Bonds under the Indenture, and to pay all other amounts due and payable hereunder), whereupon the same shall become immediately due and payable.

          (b)          Take whatever action at law or in equity may appear necessary or appropriate to collect the Payments then due and thereafter to become due hereunder, or to enforce performance and observance of any obligation, agreement, or covenant of the Company under this Agreement.

          Whenever any Event of Default occurs and is continuing, and if the Credit is not in effect, the Issuer or the Trustee may, and upon the request of the Holders owning not less than twenty-five percent (25%) principal amount of all Bonds Outstanding shall, take whatever action, at law or in equity, as may appear necessary or desirable to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

               Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund, except as provided in the Indenture, and applied in accordance with the provisions of the Indenture, or if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and all sums owing hereunder by the Company to the Issuer have been paid, the amount so collected shall be paid first to the Credit Provider to the extent of any amounts owing under the Reimbursement Agreement and then to the Company.

          SECTION 9.3. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to the Issuer in this Article IX, it shall not be necessary to give notice, other than such notice as may be required in this Article IX. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Holders, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

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          SECTION 9.4. AGREEMENT TO PAY ATTORNEYS’ FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee or both shall employ attorneys or incur other expenses for the collection of payments due or to become due or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it shall, on demand therefor, pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee or both.

          SECTION 9.5. No ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waiver any other concurrent, previous or subsequent breach hereunder.

          SECTION 9.6. RIGHTS OF CREDIT PROVIDER. The Company and the Issuer hereby agree that the Credit Provider shall be subrogated to the rights of the Company under this Agreement, including the Company’s options set forth in Article X hereof, for any amounts paid under the Letter of Credit and not reimbursed by the Company pursuant to the Reimbursement Agreement.

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ARTICLE X

COMPANY OPTIONS

          SECTION 10.1. OPTIONAL TERMINATION UPON DISCHARGE OF INDENTURE. The Company shall have the following options to terminate this Agreement and discharge the lien of the Indenture as provided in Section 1001 of the Indenture:

          (a)          At any time prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Company may terminate this Agreement by giving the Issuer notice in writing of such termination and by paying or causing to be paid to the Trustee, for the account of the Issuer for deposit in the Bond Fund, an amount of Eligible Funds which, when added to the amount on deposit in any Funds and available therefor, shall be sufficient to discharge the Indenture in accordance with its terms.

          (b)          At any time after full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of Section 1001 of the Indenture) and arrangements satisfactory to the Trustee and Issuer have been made for the discharge of all other accrued liabilities under this Agreement, this Agreement shall terminate.

          Section 10.2. Optional Prepayment Because of Casualty or Condemnation. The Company shall be permitted to prepay amounts due hereunder in full or in part prior to the Stated Maturity of the Bonds (or provision for payment in full thereof having been made under the Indenture), if any of the following shall have occurred:

          (a)          Any Project or any material part of a Project shall have been damaged or destroyed to such extent that in the reasonable judgment of the Company such Project or any material part thereof (i) cannot reasonably be restored within six (6) months to substantially its condition immediately preceding such damage or destruction, or (ii) cannot reasonably be used to carry on the normal operations of the Company for six (6) months, or (iii) the reasonably estimated cost of restoration exceeds twenty percent (20%) of the original face amount of the Bonds and is also reasonably estimated to exceed the Net Proceeds; or

          (b)          By reason of the exercise of the power of eminent domain by any governmental authority, title shall have been taken to all or a material part of any Project, or so much thereof that in the reasonable judgment of the Company such Project (i) cannot reasonably be restored within six (6) months to substantially its condition immediately preceding such damage or destruction, or (ii) cannot reasonably be used to carry on the normal operations of the Company for six (6) months, or (iii) the reasonably estimated cost of restoration exceeds twenty percent (20%) of the original face amount of the Bonds and is also reasonably estimated to exceed the Net Proceeds; or

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          (c)           As a result of any changes in the Constitution of the State or the Constitution of the United States of America, or of any legislative or administrative action, whether state or federal, or of any final decree, judgment or order of any court or administrative body, whether state or federal, entered after the contest thereof by the Company in good faith, the agreements contained in this Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties as expressed herein, or unreasonable burdens or excessive liabilities shall have been imposed upon the Company, including, but not limited to the imposition of new state or local ad valorem, property, income or other taxes not imposed on the date of this Agreement, other than ad valorem taxes upon privately owned property and for the same general purpose as the Projects and special assessments levied in amounts proportionate to and not exceeding the benefits of future public improvements to the Company’s property.

To exercise such prepayment, the Company shall, within one hundred twenty (120) days following the event as set forth in paragraph (a), (b) or (c) above, give written notice to the Issuer, Credit Provider and the Trustee if any of the Bonds shall then be unpaid and provision for the payment thereof has not been made in accordance with the provisions of the Indenture and shall specify therein the date of closing such prepayment, which date shall be not less than ten (10) days nor more than ninety (90) days from the date such notice is mailed. Such notice shall specify the Redemption Date for the Bonds to be redeemed, which date shall be the first date succeeding the date set for closing such prepayment for which the Trustee can properly give notice as provided in Section 303 of the Indenture, and shall request the Trustee to take all steps necessary under the applicable provisions of the Indenture to effect the redemption of the Bonds on such date upon receipt in full of the prepayment. The prepayment amounts by the Company pursuant to this Section shall be the sum of the following:

          (i)          an amount of money to be paid into the Bond Fund which, when added to the amount then on deposit with the Trustee in the Funds and available for payment of the Bonds, shall be sufficient to pay the principal of and accrued interest to the redemption date on all the Bonds to be redeemed in accordance with the Indenture; plus

(ii) an amount of money equal to the Trustee’s fees and expenses under the Indenture and the expenses of the Issuer accrued and to accrue in connection with the redemption of the Bonds.

In such event, the Company may direct the Trustee to pay into the Bond Fund any Net Proceeds of insurance or condemnation award which the Trustee may then hold to be used solely for payment of principal of and accrued interest on the Bonds on the date selected for redemption.

          Section 10.3. Optional Redemption of Bonds. The Company shall have the option, at any time and from time to time, to direct the Issuer to cause all or a portion, as the case may be, of Outstanding Bonds to be redeemed pursuant to Section 301(a) of the Indenture on any Redemption Dates and at the prices specified therein, from moneys available therefor in the Bond Fund or from Eligible Funds paid by the Company or caused to be paid to the Trustee for deposit in the Bond Fund for the purpose of such redemption prior to the giving of notice of redemption. To exercise the foregoing option, the Company shall deliver to the Issuer, Credit Provider and to the Trustee a certificate of a Company Representative:

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(a) stating that the Company elects to exercise such option and specifying the Redemption Date for the Bonds to be redeemed;

          (b)          specifying the aggregate principal amount and the maturity of the Bonds to be redeemed and stating that all funds necessary to effect such redemption have been deposited by the Company in the Bond Fund; and

(c) requesting the Trustee to take all steps necessary under the applicable redemption provisions of the Indenture to effect the redemption of the Bonds to be redeemed.

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ARTICLE XI

MISCELLANEOUS

          Section 11.1. Notices. All notices, certificates or other communications hereunder shall be deemed sufficiently given when delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To the Issuer:	Richland County 418 2nd Avenue North Wahpeton, North Dakota 58075 Attention: County Auditor

To the Trustee:	Wells Fargo Bank, National Association MAC N9311-115 625 Marquette Avenue, 11th Floor Minneapolis, Minnesota 55479 Attention: Corporate Trust Department

To the Company:	Minn-Dak Farmers Cooperative 7525 Red River Road Wahpeton, North Dakota 58075 Attention: Controller

To the Bank:	CoBank, ACB 5500 South Quebec Street Greenwood Village, Colorado 80111 Attention: Corporate Finance Division

To the Remarketing Agent:	W.R. Taylor & Company, LLC 4740 Woodmere Boulevard Montgomery, Alabama 36106 Attention: Robbins Taylor

          A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Company to the other shall also be given to the Trustee, the Credit Provider and the Remarketing Agent. The Issuer, the Company, the Credit Provider, the Remarketing Agent and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

          Section 11.2. Binding Effect. This Agreement shall inure to the benefit of the Trustee, the Holders and the Credit Provider and shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns (whether or not such successors or assigns are specifically referred to in the definitions or other provisions hereof), subject, however, to the limitations contained in Sections 7.3 and 8.1. This Agreement is executed in part to induce the purchase of the Bonds and for the further securing of the Bonds, and accordingly, all representations, warranties, covenants and agreements of the parties hereto herein contained are hereby declared to be for the benefit of the Holders from time to time of the Bonds (whether or not so expressed) and may be enforced by or on behalf of such Holders by the Trustee in accordance with the provisions of the Indenture. Except as expressly provided in this Section, this Agreement shall not be deemed to create any right in any person who is not a party hereto and shall not be construed in any respect to be a contact, in whole or in part, for the benefit of any third party.

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          Section 11.3. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          Section 11.4. Amounts Remaining in Funds. It is agreed by the parties hereto that any amounts remaining in any Funds upon expiration or sooner termination of the Term, as provided in this Agreement, and after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees, expenses and advances of the Trustee, the Issuer and the Credit Provider, their agents and counsel in accordance with the Indenture, shall, subject to the Indenture, be paid to the Company.

          Section 11.5. Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and so long as any Bonds remain Outstanding, this Agreement, except as provided herein and in the Indenture, may not be effectively amended, changed, modified, altered, supplemented or terminated.

          Section 11.6. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 11.7. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

          Section 11.8. Recording and Filing. The security interest of the Trustee created by the Indenture and the assignment of such security interest to the Trustee shall be perfected by the filing of financing statements which fully comply with the Uniform Commercial Code--Secured Transactions. All necessary instruments and continuation statements (but exclusive of the initial filing of any financing statements) shall be prepared by the Trustee or its agents at the expense of the Company and be recorded and filed by the Trustee or its attorneys or agents within the time prescribed by law, including, but not limited to, the Uniform Commercial Code--Secured Transactions of the State in order to continue the security interest created by the Indenture.

          Section 11.9. Law to Govern. This Agreement is delivered in and shall be governed by and construed in accordance with the laws of the State.

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          Section 11.10. Limitation on Issuer’s Liability. It is understood and agreed by the Company that the Bonds shall not be a general obligation of the Issuer or give rise to a charge against its general credit or taxing powers, but rather shall be a special obligation payable solely from the revenues pledged and assigned to the payment thereof and secured as provided in the Indenture. No Holder or Holders of the Bonds shall ever have the right to compel any exercise of any taxing power of the Issuer to pay the Bonds or the interest or premium, if any, thereon nor to enforce payment thereof against any property of the Issuer except the Projects and the revenues under this Agreement pledged to the payment thereof or other amounts pledged pursuant to the Indenture. No failure of the Issuer to comply with any term, condition, covenant or agreement herein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charge except to the extent that the same can be recovered from the Projects or the revenues therefrom, and no execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit, general funds or taxing power of the Issuer. The Bonds shall not constitute a debt of the Issuer within the meaning of any constitutional, statutory or charter limitation.

          Section 11.11. Credit Not in Effect. If a Credit is not in effect as provided by Section 1115 of the Indenture, notwithstanding any other provision herein to the contrary, no notice to or consent by, or action in respect of the Credit Provider or the Credit shall be required hereunder.

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          IN WITNESS WHEREOF, the Issuer and the Company have caused this Loan Agreement to be executed in their respective names, all as of the date first above written.

RICHLAND COUNTY, NORTHDAKOTA

By:
Vice Chair, Board of County Commissioners

By:
County Auditor

MINN-DAK FARMERS COOPERATIVE

By:
President

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EXHIBIT A

DESCRIPTION OF PRIOR PROJECTS

1996 SOLID WASTE HANDLING AND DISPOSAL FACILITIES

Pulp Presses (2)
Multiclones with Aspirator
Sugar Dryer Emission Control
Beet Washing Equipment
Flume Water Mud Filters
Aerobic Treatment
Domestic Sewer System
Evaporation System-Yeast Waste

2002 SOLID WASTE HANDLING AND DISPOSAL FACILITIES

Anaerobic Sludge Filter System
Pulp Dryer
Dust Collectors

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EXHlBIT B

DESCRIPTION OF RECOVERY ZONE PROJECTS

Replace Modicon 800 Series I/O
Main MCC Expansion
Pipe Steam Dryer Vaper to Boiler
New Belt Cleaners
Extend Remelt Scroll
Molasses Railcar Loadout System
Beet Bunker Pokers
Increase Capacity of Trash Pumping Station
Flume Mud Bunker Overflow Screw Conveyer
Dewatering Louvers for Wet Pulp Chute
Raw Pan Automation
Dust Abatement
Yeast Plant Improvements
Loop Track Rail System
Fly Ash Bunker Expansion
Coal Unloading System
Evaporator for Steam Dryer

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EXHIBIT C

CERTIFICATE OF REQUISITION

$7,000,000
Richland County, North Dakota
Variable Rate Demand Recovery Zone Facility Revenue Bonds
(Minn-Dak Farmers Cooperative Project)
Series 2010B

Certificate of Requisition
of Minn-Dak Farmers Cooperative
As to Requested Payment or Reimbursement
From the Project Fund

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
Minneapolis, Minnesota 55479
Attn: Corporate Trust Services

Dear Sirs:

In conformity with the provisions of Section 3.3 of the Loan Agreement between Richland County, North Dakota, and Minn-Dak Farmers Cooperative, as an authorized Company Representative, I hereby certify to you, as Trustee, as follows:

          (1)          That the Company hereby requests payment or reimbursement from the Project Fund as of the date hereof of the following amounts:

Payments:

To	For	Amount

Reimbursement to Company:

Payee	For	Amount

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          (2)         That each of the above items for which payment or reimbursement is requested is or was necessary in connection with the above Project, and that none of such items has formed the basis for any previous payment or reimbursement from the Project Fund.

          (3)         That the Company has received properly executed lien waivers from all contractors, subcontractors and suppliers for materials, goods and services previously paid from the Project Fund.

Dated:	.
Sincerely,

MINN-DAK FARMERS COOPERATIVE

By:
Authorized Company Representative

CONSENT OF CREDIT PROVIDER

          CoBank, ACB as the Credit Provider, hereby consents to the foregoing disbursement from the Project Fund.

Dated:
COBANK, ACB

By:
Its:

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